Exhibit 99.1

AXION Schedules Conference Call to Discuss 2013 Third Quarter Results

NEW PROVIDENCE, N.J. – November 8, 2013 - AXION International Holdings, Inc. (OTCBB:AXIH), a leader in recycled plastic and plastic composite technologies used to produce ECOTRAX® rail ties and STRUXURE® building products, has scheduled a conference call for 4:30 p.m. Eastern Time (ET) on Thursday, November 14, 2013, to review financial results for its third quarter ended September 30, 2013.

Conference call information:

Date: Thursday, November 14, 2013

Time: 4:30 p.m. Eastern Time (ET)

Dial in Number for U.S. & Canadian Callers: 877-407-9079

Dial in Number for International Callers (Outside of the U.S. & Canada): 201-493-6746

The Company plans to issue an earnings release prior to the call. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time. A live webcast and archive of the call will also be available on the Investor Relations section of AXION’s website at: http://axionintl.equisolvewebcast.com/q3-2013

For those unable to participate in the call at the scheduled time, a replay will be available for 7 days starting on November 14 at 8:00 p.m. ET. To access the replay, please dial 877-660-6853 in the U.S. and Canada, and 201-612-7415 for international callers. The conference ID# is 414271.

About AXION International Holdings, Inc.

AXION (OTCQB: AXIH) is green technology company, transforming waste plastics into structural building materials. Using 100%-recycled consumer and industrial plastics, AXION develops, markets and sells its recycled structural composite products through its ECOTRAX® composite rail tie and STRUXURE® building material lines. From the railroading industry to the military to global engineering firms, AXION delivers tested, proven and superior green solutions to infrastructure needs around the world.

www.AXIH.com

Forward-Looking Statements

This release contains "forward-looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties that could cause AXION’s actual results to differ materially from those currently anticipated, including the availability of materials at favorable pricing, sufficient manufacturing capability and the risk factors identified in AXION’s filings with the Securities and Exchange Commission.

Contacts

AXION Investor and Media Relations
Andrew Haag
Managing Partner
IRTH Communications
axih@irthcommunications.com
1-866-976-IRTH (4784)